UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2015

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)            On December 13, 2015, Frank M. Mastrangelo, Chief Executive Officer, President and a director of The Bancorp, Inc. and President and a director of The Bancorp Bank, resigned all such positions, effective on that date. Mr. Mastrangelo was appointed Technologist in Residence at The Bancorp, Inc. effective December 13, 2015.

(c)            Effective as of December 13, 2015, the board of directors of each of The Bancorp, Inc. and The Bancorp Bank appointed John C. Chrystal, a member of both boards of directors since 2013, as Interim Chief Executive Officer of The Bancorp, Inc. and President of The Bancorp Bank, subject to regulatory review. In addition to his serving as a director of The Bancorp, Inc. and The Bancorp Bank, Mr. Chrystal, age 56, has served as a director of Javelin Mortgage Investments, Inc. (a mortgage real estate investment trust) since 2012, a director of the Trust for Advised Portfolios (a mutual fund series trust focused on equities, credit alternatives and multiple asset classes) since 2010, and a director of Morgan Stanley Derivative Products, Inc. (an entity providing credit enhancement for select derivative transactions) since 2010. From 2009 to 2012 he was the Managing Partner and founder of Bent Gate Advisors, LLC (a firm providing strategic advice to financial institutions), and from 2005 through 2008 was the Chief Risk Officer of DiMaio Ahmad Capital (an investment management firm focused on corporate credit markets). Prior thereto, Mr. Chrystal was a Managing Director with Credit Suisse entities, with oversight of asset management and financial products functions.

(e)            In connection with Mr. Chrystal's appointment, Mr. Chrystal received an offer letter which provides for salary at an annual rate of $600,000, eligibility for equity grants as may be determined by the Compensation Committee of the board of directors of The Bancorp, Inc., and participation in the standard benefits offered by The Bancorp, Inc. to its employees. Under the letter, either Mr. Chrystal or The Bancorp, Inc. may terminate Mr. Chrystal's employment at any time with or without cause.

Item 9.01                          Financial Statements and Exhibits

Exhibit Number	Description
10.1	Offer Letter dated December 13, 2015 between The Bancorp, Inc. and John C. Chrystal

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter dated December 13, 2015 between The Bancorp, Inc. and John C. Chrystal